SEVERANCE, NON-COMPETE AND CONSULTING AGREEMENT

     THIS  SEVERANCE,  NON-COMPETE AND CONSULTING AGREEMENT (the "Agreement") is
                                                                  ---------
made  and  entered  into  as of July 1, 2004 (the "Effective Date") by and among
                                                   --------------
Craig  Sloan (the "Consultant"), BMA Consulting, Inc. ("BMA") and The GSI Group,
                   ----------
Inc.  (the  "Company").
             -------

                                   WITNESSETH:

     WHEREAS, prior to the date hereof, the Consultant has been employed as the Chief Executive Officer of the Company;

     WHEREAS, the Consultant and the Company have each determined that it is in the best interests of the Consultant and the Company that the Consultant's employment with the Company terminate, effective July 1, 2004;

     WHEREAS, the Company desires to engage the services of the Consultant, acting through his wholly owned subsidiary BMA, to assist it with long-range strategy, strategic decisions regarding the Company and its businesses, decisions regarding the capital structure of the Company and other matters and the Consultant desires to provide such consulting services to the Company;

     WHEREAS, the Consultant has substantial and valuable knowledge regarding the Company and the industry in which it conducts business; and

     WHEREAS, the Consultant and the Company have reached agreement as to the terms and conditions under which the Consultant will agree to remain available to the Company for the purposes described above notwithstanding the termination of his employment relationship with the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.     Termination  of  Employment. The Consultant's employment with the Company
       ---------------------------
is hereby terminated, effective July 1, 2004. From and after such date, the Consultant is and will be considered an independent contractor under this Agreement. Nothing in this Agreement is intended to create any offer of employment, partnership or joint venture. The Consultant shall have no authority to enter into any contracts or agreements on behalf of the Company. In no event will the Consultant represent to any third party that he is an agent or employee of the Company or connected with the Company in any way other than under the terms of this Agreement. The Consultant will continue to serve on the Board of Directors of the Company as its non-executive Chairman.

2.     Agreement  Term. The initial term of the consulting arrangement set forth
       ---------------
in  this  Agreement  shall  be  the  period beginning on the Effective Date and, unless sooner terminated as provided herein, ending on October 31, 2007 (the "Initial Term"). Thereafter, the Agreement shall automatically extend for
   -----------
additional  periods  of  one year each (an "Additional Term"), unless either the
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Consultant or the Company, as the case may be, provides notice of termination to the other party at least 90 days before the last day of the Initial Term or the then current Additional Term, as the case may be. Following termination of the consulting arrangement under this Agreement, the Consultant will continue to comply with the requirements of Sections 6 and 7 of this Agreement.
                                    -----------------
Throughout the Agreement, the Initial Term and the Additional Terms are collective referred to as the "Term."

3.     Scope  of  Services.  The  Consultant  agrees  to  provide  the following
       -------------------
services  during  the  Term  of  this  Agreement:

(a) During the Term, the Consultant shall devote his time, energies and talents as a senior advisor to the Company for the purpose of assisting in the development of long- range strategy, strategic decisions regarding the Company and its businesses, decisions regarding the capital structure of the Company and other matters as may be reasonably requested by the Company (the "Consulting
                                                                      ----------
Services").  Additionally,  Consulting Services shall include direct interaction
--------
with the Company's Board of Directors and/or various committees of the Board as may be required from time to time. Consultant shall provide such services at the direction of the Chief Executive Officer of the Company.

(b) During the Term, it is understood by the parties that the Consultant shall work primarily in the Assumption, Illinois area and that he will frequently be required to travel to other locations to perform Consulting Services. The Company will make available necessary resources at locations to which the Consultant is required to travel.

(c) During the Term, the Consultant shall devote 2/3 of his time to providing the Consulting Services. For purposes of the foregoing, "2/3 of his time" shall, over the course of the Term, equal approximately 1,200 man hours of service annually, such time to be inclusive of time spent traveling on behalf of the Company. The Consultant agrees that he will not undertake other time commitments that could materially interfere with his ability to provide the Consulting Services pursuant to this Agreement.

(d) During the Term, to the extent not inconsistent with, or in contravention of, the provisions of this Agreement, the Consultant shall be permitted to provide consulting services to, or be employed by, other companies or employers.

4.  Compensation;  Severance.
    ------------------------

(a) The Consultant (through BMA) shall receive compensation from the Company as follows (the "Consulting Fees"):
                    ----------------

(i) During the Terms, the Consultant shall be paid fees on monthly basis in the amount of FORTY TWO THOUSAND DOLLARS ($42,000.00) per month. For purposes of this Agreement, a proportionate portion of such Consulting Fees shall be deemed to be earned on a weekly basis throughout the Term. Throughout this Agreement, the term "Dollars" shall mean U.S. dollars.

(ii) The Company shall pay and/or reimburse the Consultant for all customary and reasonable travel and other out-of-pocket expenses incurred in connection with the performance of the Consulting Services. Such payment and/or reimbursement shall be done promptly and generally in accordance with the procedures as are applicable to senior executives of the Company.
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

(b) The Consultant is not entitled to paid vacation, paid holidays, participation in group health insurance (except as provided in subsection (c) below), participation in any retirement programs, premium or "overtime" pay, workers' compensation, severance payments (other than the severance payment set forth in this Agreement), or any other employment rights or benefits from the Company. The Company has no obligation and will make no withholdings or deductions from compensation for any federal or state taxes or the Federal
Insurance  Contribution  Act  (FICA)  or  Federal  Unemployment Contribution Act
(FUTA). It will be the Consultant's responsibility to remit appropriate taxes to the proper state and Federal, as well as any other, tax authorities.

(c) Beginning on the Effective Date of the Consultant's termination of employment, the Consultant shall be entitled to continue to participate in the Company's welfare benefit plans (at the Consultant's cost and expense) to the extent and for the period permitted by COBRA.

(d) The Consultant shall be paid a severance payment of $675,000 (equal to 18 months' salary), to be paid in a lump sum. Such amount shall not be payable unless the Initial Term is completed in full; provided, however, that the
                                                     --------  -------
Consultant shall nevertheless be entitled to receive such severance payment on October 31, 2007 in the event he fails to complete the Initial Term due to termination of this Agreement pursuant to Section 5(a) or 5(d) below. This payment shall be in addition to the Stock Buyback (as defined below).

(e) Within 30 days of the date of this Agreement, the Company shall repurchase 948,052 shares of the voting common stock of the Company owned by the Consultant at a purchase price of $15.40 per share (the "Stock Buyback"). The
                                                            -------------
closing of the Stock Buyback will be held at a mutually agreeable date, at which time proper stock transfer documentation acceptable to the Company shall be delivered by the Consultant. The Consultant will retain all other shares of common stock of the Company held by him that are not repurchased by the Company pursuant to the Stock Buyback.


(f) The Consultant shall be eligible for an annual bonus with respect to each fiscal year (or part thereof) during the Term, in accordance with the provisions of this subsection 4(f) (the Consultant's "Bonus"). Within the time
                                                        -----
period required by the Company's senior credit facility (or, if no such facility or time period exists, within 30 days of the end of each fiscal year), the Company (acting through its Chief Executive Officer and other members of management and in consultation with the Board of Directors) shall establish its budgeted EBITDA for the following fiscal year. The Company's budgeted EBITDA shall be calculated as required by the Company's senior credit facility from time to time in effect (or, if there is no such credit facility or such credit facility does not define "EBITDA", such calculation shall be done in accordance with the Company's credit facility in effect on the date hereof). Following the final calculation of EBITDA with respect to any fiscal year of the Company, the Consultant shall be entitled to a lump sum bonus payment equal to 5% of the amount (if any) by which the Company's EBITDA in such fiscal year exceeded the budgeted EBITDA with respect to such fiscal year. With respect to the 2004 fiscal year of the Company, the Consultant shall be eligible to receive a bonus of up to 5% of the amount (if any) by which the Company's EBITDA for the period from July 3, 2004 through December 31, 2004 exceeds $13.7 million, the Company's budgeted EBITDA for the second half of fiscal 2004. The Consultant shall also be eligible for a discretionary bonus of up to $250,000 with respect to any fiscal year of the Company, at the discretion of the Board and the Company's Chief Executive Officer, based on the quality of the Company's receivables and dealer network, as well as other factors to be mutually determined.
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


(g) Notwithstanding anything in this Agreement to the contrary, in no event shall the Consultant be entitled to receive Consulting Fees and Bonus in an aggregate amount exceeding $900,000 in or with respect to any fiscal year of the Company.


(h) The Company will, to the maximum extent permitted by law, defend, indemnify and hold harmless the Consultant and the Consultant's heirs, estate, executors and administrators against any costs, losses, claims, suits, proceedings, damages or liabilities to which the Consultant may become subject which arise out of, are based upon or relate to the Consultant's engagement with the Company or any affiliate, including without limitation reimbursement for any legal or other expenses reasonably incurred by the Consultant in connection with investigation and defending against any such costs, losses, claims, suits, proceedings, damages or liabilities; provided that the Consultant acted in good faith and in a manner he reasonably believed was in the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.


5.     Termination  and Rights Upon Termination. This consulting arrangement may
       ----------------------------------------
be terminated by the Company or the Consultant without any breach of this Agreement only under the circumstances described in this Section 5.
                                                                 ----------

(a)     Death  or Disability. The consulting arrangement will terminate upon the
        --------------------
death of the Consultant or upon his becoming Disabled. For purposes of this Agreement, the Consultant shall be considered "Disabled" during at any time
                                                    --------
which he has a physical or mental impairment which renders him incapable, after reasonable accommodation, to perform his obligations hereunder. In the event of termination under this subsection (a), the Consultant shall be entitled to
                          ---------------
payment of all earned but unpaid Consulting Fees through the date of termination, but any prepaid but unearned Consulting Fees shall be promptly returned to the Company.


(b)     Termination  by Consultant. The consulting arrangement may be terminated
        --------------------------
by the Consultant upon 90 days' notice in the event the Company is in material default of its obligations under this Agreement. In the event of termination under this subsection (b), including the Consultant giving timely notice under
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Section  2  of  his  intent  to  not  renew  this Agreement, Consultant shall be
----------
entitled to payment of all earned but unpaid Consulting Fees through the date of termination, but any prepaid but unearned Consulting Fees shall be promptly returned to the Company.


(c)     Termination  by  the  Company  for  Cause. The Company may terminate the
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consulting  arrangement,  at  any time and without any notice period, for Cause.
The  term  "Cause"  shall  be  as  defined  as:

(i) the willful and continued failure by the Consultant, or the failure of the Consultant as a result of his negligence, to substantially perform his obligations under the terms of this Agreement;
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


(ii) the willful engaging by the Consultant in conduct which is demonstrably and materially injurious to the Company, which conduct is not cured (or, if not capable of being cured, ceased) within 30 days after notice to the Consultant;


(iii) the willful commission by the Consultant of any act of theft or embezzlement against the Company or with respect to any client or customer of the Company; or


(iv) any material breach by the Consultant of any of the provisions or covenants contained in this Agreement.


In  the  event  of  termination  under  this subsection (c), Consultant shall be
                                             --------------
entitled to payment of all earned but unpaid Consulting Fees through the date of termination.

(d)     Termination  by  the  Company  other  than  for  Cause.  The Company may
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terminate  the consulting arrangement, for any reason or no reason at the end of the Term, upon 90 days notice, provided however, that the Company shall have the right to terminate this consulting arrangement at any time, for reasons other than Cause, provided that the Company compensates the Consultant as if such termination was to become effective at the earlier of (i) the end of the then current Term, or (ii) 18 months following the date notice is delivered.


6.  Noncompetition.
    --------------

(a) The Consultant acknowledges that the Company is currently in the business of manufacturing, marketing and distributing, directly and through its subsidiaries, grain storage bins, swine containment systems, chicken containment systems and related products to the agricultural industry (the "Existing Company
                                                                ----------------
Business").  The  Existing Company Business and any related business that at any
--------
date  in  question  the  Company  or  any  of  its subsidiaries or affiliates is actively conducting, has definitive plans to conduct, or has manifested an intention to conduct or attempt to conduct in the future (where the Consultant has provided services to the Company related to the activity in question) are collectively hereafter referred to as "Company Business."
                                            -----------------


(b)     The  Consultant  further  acknowledges  that  (i)  his  services  to the
Company, its subsidiaries and affiliates are unique and extraordinary as construed under Illinois law, (ii) the Company Business, and the services provided are conducted throughout the United States of America and on an international basis, (iii) the agreements contained in this Section 6 are essential to protect the business and goodwill of the Company, (iv) work for, or affiliation with, a Competitor, as defined below, will likely result in the disclosure of the Company's confidential and proprietary information, and (v) he has the means to support himself and his dependents other than by engaging in the Company Business and the provisions of Section 6(c) will not impair such
                                               ------------
ability.

(c) While the Consultant is engaged by the Company, and for a period of two years following the Consultant's date of termination, the Consultant agrees that he will not directly or indirectly, whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise, (i) engage in any activity that is in competition with the Company Business at the effective date of such termination or (ii) assist, perform services for, establish or open, or have any equity interest (other than ownership of 5% or less of the outstanding stock of any corporation listed on the New York Stock Exchange or quoted on Nasdaq National Market) in, any Competitor. "Competitor" means any person other than the Company or any subsidiary or affiliate of the Company, that engages in any business in the United States and any other country where the Consultant was assisting the Company develop business within 6 months prior to the date of his termination, which business is substantially the same as or in competition with the Company Business at the effective date of such termination.


(d) While the Consultant is engaged by the Company, and for a period of two years following the Consultant's date of termination, the Consultant agrees that he will not directly or indirectly (i) take any action or make any statements to any person (including, without limitation, clients, employees or other professionals in the insurance business or legal profession) that demean, disparage or criticize the Company or any of its subsidiaries or affiliates in any manner, (ii) recruit, solicit, engage or employ or induce, or attempt to induce, any professional employee of the Company or its subsidiaries or affiliates to terminate his or her employment, or (iii) solicit or attempt to solicit any member/customer of the Company or any of its subsidiaries or affiliates to establish a business relationship for himself or any person or entity other than the Company or any of its subsidiaries or affiliates.


(e)     During  any  period  in which Section 6(d) is in effect, the Company and
                                      ------------
its subsidiaries shall not take any action or make any statement to any person or entity (including, without limitation, members/customers, employees or other professionals in the insurance business or legal profession) that demean, disparage or criticize the Consultant in any manner.


7.     Confidential  Information. The Consultant agrees that, during the Term of
       -------------------------
this  Agreement  and  at  all  times  thereafter:

(a) The Consultant shall keep secret all Confidential Information and Intellectual Property which he may obtain during the term of this Agreement and shall not reveal or disclose it, directly or indirectly, except with the Company's prior written consent. The Consultant shall make use of the Confidential Information or Intellectual Property for his own purposes or for the benefit of anyone other than the Company and shall protect it against disclosure, misuse, espionage, loss and theft.


(b) The Consultant acknowledges and agrees that all Intellectual Property created by the Consultant at the request of the Company is and shall be owned by the Company. The Consultant hereby assigns and shall assign to the Company all ownership rights that he may possess in any such Intellectual Property. The Consultant agrees to fully cooperate with the Company, at the Company's expense, in securing, enforcing and otherwise protecting throughout the world the Company's interests in such Intellectual Property, including, without limitation, by signing all documents reasonably requested by the Company.

(c) At the termination of this Agreement, the Consultant shall promptly deliver to the Company all memoranda, notes, manuals, notebooks, computer diskettes, passwords, encryption keys, electronic mail and other written or electronic records (and all copies thereof) relating to the business of the Company, whether or not constituting or relating to Confidential Information or Intellectual Property, that he may then possess or have control over. If the Company requests, the Consultant shall provide written certification all such materials have been returned.


(d) To the extent that any court of competent jurisdiction, federal or state securities agency or other governmental authority seeks to have the Consultant disclose Confidential Information, it/he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has had an opportunity to respond to such court, agency or other governmental authority. To the extent that the Consultant obtains information on behalf of the Company or any of its subsidiaries or affiliates that may be subject to attorney-client privilege as to the Company's or any such subsidiary's or affiliate's attorneys, the Consultant shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.


(e) For purposes of this Agreement, the following terms shall be defined as set forth below:


(i)     "Confidential  Information"  shall  mean all information, in any form or
         -------------------------
medium, that relates to the business, strategic plans, competitive plans and conditions, marketing, costs, prices, products, processes, services, methods, computer programs and systems, personnel, customers, claims, research or development of the Company and its subsidiaries or affiliates and all other information related to the Company and its subsidiaries or affiliates which is not readily available to the public.


(ii)     "Intellectual  Property"  shall  mean  any  of  the following which are
          ----------------------
created by the Consultant at the request of the Company: (A) any idea, know-how, invention, discovery, design, development, software, device, technique, method or process (whether or not patentable or reduced to practice or including Confidential Information) and related patents and patent applications and reissues, reexaminations, renewals, continuations-in-part, continuations, and divisions thereof; (B) any copyrightable work (whether or not including Confidential Information) and related registrations and applications for registration; (C) any trademarks, trade secrets and other proprietary rights; and (D) any improvements, updates and modifications of the foregoing made from time to time.


8.     Reasonableness  and  Reformation of Covenants. The Consultant acknowledge
       ---------------------------------------------
that  the  covenants in Sections 6 and 7 are reasonable under the circumstances,
                        ----------------
protect the Company's legitimate business interests in its customer relationships and proprietary information, create no undue hardships on the Consultant, and have no effect on any public interest. The Consultant further acknowledges that continuation of the compensation to be paid under this Agreement is dependent on continued compliance with, and constitutes adequate compensation for, the restrictions imposed under Sections 6 and 7, and will be
                                                   ----------------
sufficient to provide a livelihood for the Consultant. In the event the Consultant breaches the covenants in Sections 6 and 7, the Company shall be
                                          ----------------
relieved of any further obligation to pay amounts remaining to be paid under this Agreement. If a court of competent jurisdiction shall find and determine that any covenant or undertaking by the Consultant in Sections 6 and 7 is
                                                             ----------------
unreasonably broad or vague, the parties authorize the court to reformulate the covenant or undertaking to comply with applicable law and agree to be bound by the reformulated provision.

9.     Equitable Remedies. The Consultant acknowledges that the Company would be
       ------------------
irreparably  injured  by  a violation of Sections 6, 7 and 8, and he agrees that
                                         -------------------
the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to the following remedies, including but not limited to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Consultant from any actual or threatened breach  of  either  Sections  6,  7 and 8. If a bond is required to be posted in
                    ---------------------
order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. The parties hereby agree that if the scope of enforceability of the restrictive covenants in
Section 6 is in dispute, a court or other trier of fact may modify and enforce the covenant to the extent that it believes it to be reasonable under the conditions existing at this time.

10.     Consultant  Conflicts.  The  Consultant warrants that he is not bound by
        ---------------------
another employment agreement, consulting agreement, non-compete agreement, or confidentiality agreement with other individuals, companies or entities that would conflict with his entering into this Agreement.

11.     Assignment.  The  rights and obligations under this Agreement may not be
        ----------
assigned by the Company or the Consultant, except that any successor to the Company shall succeed to the Company's rights and obligations under this Agreement.

12.     Notices.  All notices to the Company required under this Agreement shall
        -------
be given in writing to the President of the Company. All notices to the Consultant required under this Agreement shall be given in writing to the Consultant at the last location indicated on the Company's records.

13.     Choice  of Law. This Agreement will be governed by and interpreted under
        --------------
the laws of the State of Illinois, irrespective of any conflict of law provisions of any state. All disputes shall be arbitrated or litigated
(whichever is applicable) in Chicago, Illinois. The Consultant, BMA and the Company hereby submit to the personal jurisdiction of the United States District for the Central District of Illinois or the Illinois Supreme Court, for the purposes of the enforcement of the provisions of this Agreement.

14.     Entire  Agreement.  Unless  otherwise  specifically  noted  herein, this
        -----------------
Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supercedes all prior or contemporaneous agreements, if any, between the parties relating to this consulting arrangement.

15.     Amendment.  This  Agreement may be amended, supplemented or changed only
        ---------
by  a  writing  to  that  effect  signed  by  the  parties.

     IN WITNESS WHEREOF, each of the Consultant and the Company has caused these presents to be executed in its name and on its behalf on this 8th day of July, 2004, all as of the Effective Date.




CRAIG  SLOAN

BMA  CONSULTING,  INC.
By
Its


THE  GSI  GROUP,  INC.
By
Its





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